CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-186797, 333-115380, 333-115379 and 333-115378) and Form S-3 (No. 333-217775) of Tyson Foods, Inc. of our report dated November 13, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Fayetteville, Arkansas
November 13, 2018